SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FUNCO INC.

                    MJG ASSOCIATES, INC.
                                 6/13/00            3,000-           24.7500
                    GABELLI INTERNATIONAL LTD
                                 6/13/00           23,000-           24.7500
                    GABELLI ASSOCIATES LTD
                                 6/13/00          156,900-           24.7500
                                 5/31/00           10,000            24.5625
                    GABELLI FUND, LDC
                                 6/13/00            4,000-           24.7500
                    GABELLI ASSOCIATES FUND
                                 5/31/00           10,000            24.5625
                                 6/13/00          150,400-           24.7500
          GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 6/13/00           30,000-           24.7500


















          (1) THE TRANSACTIONS ON 6/13/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.



          (2) PRICE EXCLUDES COMMISSION.